Earnings Presentation SECOND QUARTER 2020 RESULTS Contact: (email) Tracey.Dexter@SeacoastBank.com (phone) 772.403.0461 (web) www.SeacoastBanking.com

Cautionary Notice Regarding Forward-Looking Statements This press release contains “forward-looking statements” within the meaning, and protections, of banking industry; our concentration in commercial real estate loans; the failure of assumptions and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, estimates, as well as differences in, and changes to, economic, market and credit conditions; the including, without limitation, statements about future financial and operating results, cost savings, impact on the valuation of our investments due to market volatility or counterparty payment risk; enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported statutory and regulatory dividend restrictions; increases in regulatory capital requirements for earnings that may be realized from cost controls, tax law changes, new initiatives and for integration banking organizations generally; the risks of mergers, acquisitions and divestitures, including our of banks that we have acquired, or expect to acquire, including FBPB and Fourth Street, as well as ability to continue to identify acquisition targets and successfully acquire desirable financial statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations institutions; changes in technology or products that may be more difficult, costly, or less effective and intentions and other statements that are not historical facts, any of which may be impacted by than anticipated; our ability to identify and address increased cybersecurity risks; inability of our risk the COVID-19 pandemic and related effects on the U.S. economy. Actual results may differ from those management framework to manage risks associated with our business; dependence on key suppliers set forth in the forward-looking statements. or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our business growth Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, health emergencies, expectations, anticipations, assumptions, estimates and intentions about future performance, and epidemics or pandemics, or other catastrophic events that may affect general economic conditions; involve known and unknown risks, uncertainties and other factors, which may be beyond our control, unexpected outcomes of and the costs associated with, existing or new litigation involving us; our and which may cause the actual results, performance or achievements of Seacoast to be materially ability to maintain adequate internal controls over financial reporting; potential claims, damages, different from future results, performance or achievements expressed or implied by such forward- penalties, fines and reputational damage resulting from pending or future litigation, regulatory looking statements. You should not expect us to update any forward-looking statements. proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than All statements other than statements of historical fact could be forward-looking statements. You can currently estimated and sales of our capital stock could trigger a reduction in the amount of net identify these forward-looking statements through our use of words such as “may”, “will”, operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, competition from other commercial banks, thrifts, mortgage banking firms, consumer finance “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other companies, credit unions, securities brokerage firms, insurance companies, money market and other similar words and expressions of the future. These forward-looking statements may not be realized mutual funds and other financial institutions operating in our market areas and elsewhere, including due to a variety of factors, including, without limitation: the effects of future economic and market institutions operating regionally, nationally and internationally, together with such competitors conditions, including seasonality and the adverse impact of COVID-19 (economic and otherwise); offering banking products and services by mail, telephone, computer and the Internet; and the failure governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of assumptions underlying the establishment of reserves for possible loan losses. of the Federal Reserve, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices, including the impact of the adoption of CECL; the risks of changes in All written or oral forward-looking statements attributable to us are expressly qualified in their interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan entirety by this cautionary notice, including, without limitation, those risks and uncertainties collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and described in our annual report on Form 10-K for the year ended December 31, 2019, and quarterly the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities and report on Form 10-Q for the quarter ended March 31, 2020 under “Special Cautionary Notice loans; changes in borrower credit risks and payment behaviors; changes in the availability and cost of Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and credit and capital in the financial markets; changes in the prices, values and sales volumes of filings. Such reports are available upon request from the Company, or from the Securities and residential and commercial real estate; our ability to comply with any regulatory requirements; the Exchange Commission, including through the SEC’s Internet website at www.sec.gov. effects of problems encountered by other financial institutions that adversely affect us or the SECOND QUARTER 2020 EARNINGS PRESENTATION 2

Valuable Florida Franchise, Well Positioned with Strong Capital, Liquidity and Disciplined Credit Culture Seacoast Customer Map • $8.1 billion in assets as of June 30, • Highly disciplined credit portfolio 2020, operating in the nation’s third- most populous state • Prudent liquidity position • Strong and growing presence in four of Florida’s most attractive MSAs • Strong capital position ▪ #1 Florida-based bank in the Orlando MSA • Steady increase in shareholder value ▪ Growing share in West Palm Beach with tangible book value per share increasing 11% year-over-year ▪ #2 share in Port St Lucie MSA ▪ Growing presence in Tampa MSA • Active board with a diverse range of • Market Cap: $1.1 billion as of June 30, experience and expertise 2020 Valuable Florida Franchise with Disciplined Growth Strategy, Benefiting from Fortress Balance Sheet with Robust Capital Generation, Prudent Liquidity Position, and Strict Credit Underwriting SECOND QUARTER 2020 EARNINGS PRESENTATION 3

COVID-19 Response Associates Operations and Service Levels • Substantially all non-retail associates working • Branches are open for appointments and drive-thru remotely • Heightened cleaning and protection protocols • Staggering shifts and locations, including for • Expanded call center staffing to support heightened leadership call volumes and distributed teams across three • Restricted travel for all associates locations. • All COVID-related medical treatment is free to • Customers are utilizing mobile and digital solutions, associates video chat, and interactive voice response tools • No visitors in operations centers • All ATMs fully accessible Relief Programs • Seacoast is an SBA Preferred Lender, actively supporting access for our customers to the Paycheck Protection Program (“PPP”) utilizing our fully digital origination platform. $591 million in total PPP loans were processed under the program through June 30, 2020. • Offering loan payment deferrals of three to six months upon request, with approximately 2,500 loans totaling $1.1 billion with deferred payments at June 30, 2020 SECOND QUARTER 2020 EARNINGS PRESENTATION 4

Seacoast’s Integrated Delivery Model Has Enabled The Bank To Effectively Serve Customers Throughout The Pandemic SECOND QUARTER 2020 EARNINGS PRESENTATION All metrics as of 2Q'20 5

Consistent Growth in NII, NIM Impacted by Lower Rates and Liquidity ($ In Thousands) $67,388 $63,291 $60,219 $61,027 $61,846 3.94% 3.89% 3.93% 3.84% 3.70% 3.67% 3.64% 3.63% 3.66% 3.54% 3.46% 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 Net Interest Income Net Interest Margin NIM, excluding accretion on acquired loans NIM, excluding PPP and accretion on acquired loans • Net interest income1 totaled $67.4 million, up $4.1 million or 6% from the prior quarter and up $7.2 million or 12% from the second quarter of 2019. Net interest margin1 decreased 23 basis points to 3.70% quarter-over-quarter. The decline is attributed to increased levels of liquidity and lower accretion as a result of lower prepayments. • The effect of accretion on acquired loans on net interest margin was 16 basis points in the current quarter compared to 27 basis points in the prior quarter. The effect of interest and fees earned on PPP loans was 8 basis points in the second quarter of 2020. SECOND QUARTER 2020 EARNINGS PRESENTATION 1Calculated on a fully taxable equivalent basis using amortized cost 6

Continued Strong Performance in Noninterest Income

Noninterest Income ($ in thousands)



BOLI
Other Income[2]
SBA Gains
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$13,577
$927
$2,238
$691
$1,734
$1,688
$3,405
$2,894
$14,688
$886
$3,516
$139
$2,208
$1,868
$3,246
$2,825
$15,006
$887
$3,534
$181
$3,559
$1,719
$3,187
$1,939
2Q'19
1Q'20
2Q'20

Adjusted Noninterest Income[1] ($ in thousands)



BOLI
Other Income[3]
SBA Gains
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$14,043
$927
$2,704
$691
$1,734
$1,688
$3,405
$2,894
$14,669
$886
$3,497
$139
$2,208
$1,868
$3,246
$2,825
$13,776
$887
$2,304
$181
$3,559
$1,719
$3,187
$1,939
2Q'19
1Q'20
2Q'20

Noninterest income increased $0.3 million sequentially to $15.0 million, and adjusted noninterest income[1] decreased $0.9 million to $13.8 million sequentially. Results for the second quarter of 2020 included $1.2 million in realized gain on sales of securities. Other changes include:

- Mortgage banking fees increased $1.4 million, or 61%, in the second quarter of 2020 to a record $3.6 million, reflecting continued strong demand in the residential refinance market and strength in the Florida housing market.
- Seacoast's wealth management division reported a record-breaking quarter of new production in assets under management totaling $125.0 million. A majority of the new assets under management came late in the quarter, which should benefit revenue in future periods.
- With higher customer deposit balances related to the effects of the COVID-19 pandemic, service charges on deposits decreased $0.9 million compared to the first quarter of 2020.
- A decrease of $1.2 million in other income reflects the recognition of $0.9 million in revenue from SBIC investments in the first quarter of 2020. The remaining decline is primarily related to fees waived to assist customers in the COVID-19 pandemic.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP
[2]Other Income includes marine finance fees, swap related income and other fees related to customer activity as well as securities gains of $1.2 million in 2Q'20 and $19 thousand in 1Q'20 and securities losses of $0.5 million in 2Q'19.
[3]Other Income on an adjusted basis includes marine finance fees, swap related income and other fees related to customer activity.

Seacoast BANKING CORPORATION OF FLORIDA
SECOND QUARTER 2020 EARNINGS PRESENTATION
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Continued Focus on Disciplined Expense Control



Noninterest Expense ($ in thousands)
Other Expense[2]
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Amortization of intangibles
Salaries & Benefits
$41,000
$4,842
$2,033
$6,178
$3,876
$1,456
$22,615
$47,798
$4,703
$3,363
$5,690
$4,633
$1,456
$27,953
$42,399
$5,441
$2,277
$5,534
$4,059
$1,483
$23,605
2Q'19
1Q'20
2Q'20



Adjusted Noninterest Expense[1] ($ in thousands)
Other Expense[2]
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Salaries & Benefits
$38,027
$4,769
$2,033
$5,858
$3,876
$21,491
$41,482
$4,570
$2,242
$5,433
$3,798
$25,439
$40,676
$5,518
$2,044
$5,522
$4,067
$23,525
2Q'19
1Q'20
2Q'20

Noninterest expense decreased $5.4 million and adjusted noninterest expense[1] decreased $0.8 million sequentially. Results for the second quarter include $0.2 million of merger-related costs compared to $4.9 million in the first quarter of 2020. Merger-related costs are excluded on an adjusted basis. Changes quarter-over-quarter on an adjusted basis include:

- Salaries and benefits combined decreased by $1.9 million. Higher loan production driven by the PPP program resulted in higher deferrals of related salary costs in accordance with ASC 310-20, lowering costs by $2.9 million. An additional $0.9 million decrease resulted from the seasonal impact on the first quarter of higher payroll taxes and 401(k) contributions and lower health insurance costs. Offsetting increases in the second quarter resulted from the addition of staff from the First Bank of the Palm Beaches acquisition and temporary staffing in the customer support center to accommodate increased call volumes associated with the COVID-19 pandemic operating environment.
- Data processing costs increased by $0.3 million, the result of higher lending-related costs to support the administration of the PPP program.
- Other expenses increased by $0.9 million and include $0.3 million for the return of FDIC assessment expense in the second quarter after applying all available credits, $0.2 million build to the reserve for unfunded commitments, and increases related to the administration of PPP and other expenses.

[1]*Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP*
[2]*Other Expense includes marketing expenses and other expenses associated with ongoing business operations.*

Seacoast BANKING CORPORATION OF FLORIDA
SECOND QUARTER 2020 EARNINGS PRESENTATION
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Efficiency Ratio Trend GAAP - Efficiency Adjusted - Efficiency1 74% 66% 64% 61% 60% 59% 58% 58% 57% 58% 57% 57% 57% 56% 56% 54% 53% 53% 54% 51% 50% 50% 49% 49% 48% 48% 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 • The efficiency ratio was 50.1% compared to 59.8% in the prior quarter and 53.5% in the second quarter of 2019. • The adjusted efficiency ratio1 was 49.8% compared to 53.6% in the prior quarter and 51.4% in the second quarter of 2019, with the first quarter impacted by typical seasonality. SECOND QUARTER 2020 EARNINGS PRESENTATION 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP 9

Loan Growth Increased as a Result of PPP Production Total Loans Outstanding ($ in millions) $5,772 • As of June 30, Seacoast has approved over 5,000 loans $5,198 $5,317 $576 under the Paycheck Protection Program ("PPP") totaling $4,888 $4,986 $5,196 $576 million. • Loans outstanding totaled $5.8 billion, an increase of $884 million, or 18%, year-over-year. 5.16% 5.06% • Excluding PPP, loans outstanding decreased by $121 million, 4.89% 4.90% or 2% quarter-over-quarter. 4.56% 4.82% 4.76% • New loan originations of $902 million, compared to $323 4.63% million in the prior quarter, contributed to net loan growth 4.57% 4.35% in the quarter of 34% on an annualized basis. Excluding PPP 4.31% originations, new loan originations were $311 million, a decrease of $13 million from the prior quarter. • Exiting the second quarter of 2020 , pipelines were $117 million in commercial, $31 million in consumer, and $108 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 million in residential mortgages. Yield Excluding PPP Yield Excluding Reported Yield and Accretion on Accretion on Acquired Loans Acquired Loans PPP Loans Loans Excluding PPP SECOND QUARTER 2020 EARNINGS PRESENTATION 10

Seacoast's Lending Strategy Has Resulted in a Diverse Loan Portfolio At June 30, 2020 ($ in thousands) Paycheck Acquisition, Protection Development Program & Construction • Construction and land development and commercial $576,450 $298,835 10% 5% real estate loans, as defined in regulatory guidance, Consumer Owner Occupied represent 32% and 176%, respectively, of total $201,927 Commercial Real Estate 3% $1,076,650 consolidated risk based capital. 19% • Portfolio diversification in terms of asset mix, industry, Commercial and loan type, has been a critical element of the & Financial Company's lending strategy. Exposure across $757,232 industries and collateral types is broadly distributed. 13% • The Company does not have any purchased loan syndications, shared national credits, or mezzanine finance. • Since the outbreak of COVID-19, the Company has not experienced any material increase in consumer or commercial line utilization. Commercial Real Estate • Excluding PPP loans, Seacoast's average commercial Residential loan size is $384 thousand. Real Estate $1,392,787 $1,468,171 24% 25% SECOND QUARTER 2020 EARNINGS PRESENTATION 11

Paycheck Protection Program ($ in thousands) PPP Balance # of PPP Loans 4,722 $301,206 $213,688 $61,557 322 23 Loan size < $350 Loan size $350 to $2,000 Loan size > $2,000 • $576.5 million outstanding at June 30, 2020, net of • Average SBA fee of 3.84%. deferred fees. • $5.1 million in interest and fees recognized in the second • Average loan size of $116,000. quarter of 2020, resulting in a yield of 4.81%. • Median loan size of $43,000. • $13 million in remaining deferred fees will be recognized • Repayment is guaranteed by the U.S. government; no in future periods with the timing dependent upon allowance for credit losses has been established. expectations of the timing of SBA forgiveness. SECOND QUARTER 2020 EARNINGS PRESENTATION 12

Deferred Loans At June 30, 2020 ($ in millions) Deferred Loans Loans Not Deferred 10% 32% $148 30% $445 $320 17% $1,320 $131 $947 $14 5% $756 $626 $18 9% $284 $184 Acquisition, Owner Occupied Commercial Residential Commercial Consumer Development Commercial Real Estate Real Estate Real Estate & Financial & Construction • At June 30, 2020, approximately 2,500 loans totaling $1.1 billion, or 21% of total loans excluding PPP, were on payment deferral. • 11% of deferred loans (by count) also obtained PPP funding. SECOND QUARTER 2020 EARNINGS PRESENTATION 13

Deferred Loans At June 30, 2020 ($ in millions) New Deferrals Deferral Expirations $583 $512 $339 $245 $110 $110 $115 $68 $46 $27 Mar Apr May Jun Jul Aug Sep Oct Nov Dec Payments are scheduled to resume on 39% of deferred loans in the third quarter of 2020 and 61% of deferred loans in the fourth quarter of 2020. SECOND QUARTER 2020 EARNINGS PRESENTATION 14

OOCRE, CRE and AD&C Loans are Widely Distributed Across Asset Type and Industry Acquisition, OOCRE & Development Commercial & % of Total % of Category ($ in thousands) Real Estate Construction Total Loans Deferred Loans Deferred Office Building $ 708,635 $ 10,153 $ 718,788 12% $ 196,419 27% Retail 445,664 18,744 464,408 8% 177,528 38% Industrial & Warehouse 346,642 21,512 368,154 6% 74,995 20% Other Commercial Property 234,827 — 234,827 4% 67,364 29% Apartment Building / Condominium 199,038 26,887 225,925 4% 26,186 12% Health Care 193,230 20,967 214,197 4% 55,823 26% Hotel / Motel 121,955 — 121,955 2% 107,530 88% Vacant Lot — 74,304 74,304 1% 9,522 13% 1-4 Family Residence - Individual Borrowers — 73,197 73,197 1% 959 1% Convenience Store 55,775 — 55,775 1% 13,377 24% 1-4 Family Residence - Spec Home 2,258 47,152 49,410 1% — —% Restaurant 42,990 1,173 44,163 1% 27,109 61% Church 26,816 — 26,816 —% 5,274 20% School / Education 20,450 1,750 22,200 —% 9,350 42% Agriculture 22,027 — 22,027 —% 171 1% Manufacturing Building 18,658 — 18,658 —% 1,556 8% Recreational Property 14,217 — 14,217 —% 6,028 42% Other 16,256 2,996 19,252 —% 1,015 5% Total $ 2,469,438 $ 298,835 $ 2,768,273 48% $ 780,206 28% SECOND QUARTER 2020 EARNINGS PRESENTATION 15

The Commercial & Financial Portfolio Exhibits Significant Industry Diversification Commercial & % of Total % of Category ($ in thousands) Financial % of Total Loans Loans Deferred Loans Deferred Management of Companies1 $ 163,322 3% 4% $ 36,254 22% Professional, Scientific, Technical & Other Services 87,487 2% 2% 10,466 12% Construction 83,293 1% 1% 5,456 7% Real Estate Rental & Leasing 77,464 1% 1% 12,954 17% Heathcare & Social Assistance 52,107 1% 1% 12,532 24% Finance & Insurance 50,445 1% 1% 1,145 2% Manufacturing 41,050 1% 1% 3,767 9% Wholesale Trade 35,258 1% 1% 19,915 56% Transportation & Warehousing 34,453 1% 1% 7,647 22% Retail Trade 26,670 —% —% 5,060 19% Education 17,647 —% —% 468 3% Administrative & Support 13,523 —% —% 1,852 14% Accommodation & Food Services 14,497 —% —% 8,502 59% Public Administration 13,068 —% —% — —% Agriculture 12,221 —% —% 53 —% Other Industries 34,727 1% 1% 4,806 14% Total $ 757,232 13% 13% $ 130,877 17% SECOND QUARTER 2020 EARNINGS PRESENTATION 1Primarily corporate aircraft and marine vessels associated with high net worth individuals 16

Investment Securities Performance and Composition

Portfolio yield declined 34 basis points to 2.68% from 3.02% in the prior quarter. 1Q'20 yield included 22 basis points of Agency CMBS make-whole prepayments, which declined to 11 basis points in 2Q'20, while the remainder of the yield decline can be attributed to faster prepays, rate resets, and lower yielding portfolio additions in the second quarter. The net unrealized gain increased from $15.1 million to $31.5 million, largely due to CLO appreciation from March levels. $1.2 million in gains on the sale of securities in the second quarter of 2020 included the repositioning of CLOs, with "A" rated securities sold and replaced with "AAA" rated securities.



Investment Securites Yield
($ in thousands)
$1,202
$1,163
$1,203
$915
$910
$976
3.05%
3.02%
2.68%
$287
$252
$227
2Q'19
1Q'20
2Q'20
HTM Securities
AFS Securities
Yield

Unrealized Gain (Loss) in Securities as of June 30, 2020

(in thousands)	Amortized Cost	Unrealized Gains	Unrealized Loss	Fair Value
Available for Sale				
Government backed	$ 8,981	$ 418	$ (1)	$ 9,398
Agency mortgage backed	636,528	24,747	(90)	661,185
Private label MBS and CMOs	75,756	1,645	(550)	76,851
Municipal	27,819	1,958	(3)	29,774
CLO	204,258	3	(5,444)	198,817
Total Available for Sale	$ 953,342	$ 28,771	$ (6,088)	$ 976,025
Held to Maturity				
Agency mortgage backed	$ 227,092	$ 8,860	$ (6)	$ 235,946
Total Held to Maturity	$ 227,092	$ 8,860	$ (6)	$ 235,946
Total Securities	$ 1,180,434	$ 37,631	$ (6,094)	$ 1,211,971

Seacoast BANKING CORPORATION OF FLORIDA
SECOND QUARTER 2020 EARNINGS PRESENTATION
17

Investment Securities Performance and Composition Our portfolio remains primarily backed by U.S. government agencies. Non-guaranteed mortgage bonds are absent any hotels, shopping, or industrial exposure and is 100% comprised of housing collateral. The CLO portfolio includes only AAA and AA bonds. Investment Securities Ratings CLO Portfolio Non-Agency Mortgage Portfolio 2% 29% 2% Single Family 10% AAA 48% 52% AA Multi Family 71% Agency 13% AAA AA+ to AA- ($ in thousands) A+ to A- Other % of Credit Loan Level Collateral % of Credit Unrealized 73% CLO Rating Portfolio1 Support2 Market OC3 Type Portfolio Support1 Gain/(Loss) AAA 9% 36% 143% Single AA 8% 26% 126% Family 5% 27% $ (14) Portfolio 17% 31% 135% Multi Family 2% 11% 1,109 1Percentages based on face value 2Source Data (Bloomberg) Portfolio 7% 22% $ 1,095 3Loan Level Market Over-Collateralization calculated using market value of portfolio loans plus cash divided by liabilities 1Percentages based on face value SECOND QUARTER 2020 EARNINGS PRESENTATION 18

Strong Deposit Franchise Supported by Attractive Markets Deposits Outstanding ($ in millions) • Total deposits increased $779 million, or 13% , $6,667 quarter-over-quarter and increased $1.1 billion, or 20%, compared to the second quarter of 2019. $5,887 $1,179 $5,541 $5,673 $5,585 • Overall cost of deposits decreased to 31 basis points $1,270 from 57 basis points in the prior quarter, reflecting $1,054 $1,218 $1,185 the impact of rate cuts by the Federal Reserve $1,852 during the first quarter of 2020. $1,679 $1,693 $1,687 • Transaction accounts increased 30% year-over-year, $1,628 reflecting continued strong growth in core customer balances, and represent 55% of overall deposit 55% funding. $3,636 • Second quarter balances include a decrease of $25 $2,794 $2,768 $2,772 $2,938 million in brokered deposits. 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 Transaction Accounts Savings & Money Market Time Deposits SECOND QUARTER 2020 EARNINGS PRESENTATION 19

Cost of Deposits Deposit Mix and Cost of Deposits Trended Cost of Deposits 0.76% 0.73% 0.61% 0.57% 0.31% Fed Funds Cost of Deposits 9% 9% 9% 9% 9% 2.50%2.50%2.50% 20% 20% 21% 21% 20% 2.25% 2.00% 2.00% Cost of Deposits 1.75% 1.75% 21% 21% 20% 20% 18% Savings 1.50% Int Bearing Demand Money Market 11% 1.25%1.25% Time Deposits 14% 14% 14% 13% Brokered Deposits 1.00% 10% Non-Int Bearing 6% 7% 6% 8% 0.75% 0.76%0.73% 0.67% 0.61%0.57% 0.50% 0.54% 0.39%0.43% 32% 0.29%0.33% 0.31% 30% 29% 30% 29% 0.22% 0.25% 0.15%0.14%0.14%0.17% 0.25% 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'164Q'16 1Q'172Q'17 3Q'174Q'17 1Q'18 2Q'183Q'18 4Q'181Q'19 2Q'193Q'19 4Q'191Q'20 2Q'20 Our focus on organic growth and relationship-based funding, in combination with our innovative analytics platform, supports a well-diversified low-cost deposit portfolio. SECOND QUARTER 2020 EARNINGS PRESENTATION 20

Continued Strong Asset Quality Trends Through Second Quarter ($ in thousands) Net Charge-Offs Nonperforming Loans NCO NCO / Loans NPL - Non-Acquired NPL- Acquired Total NPL Ratio $3,225 $7,803 $5,965 $2,111 $5,644 $7,684 $1,841 $22,248 $1,751 $6,986 $20,400 $20,990 $17,898 $973 $15,810 0.25% 0.15% 0.17% 0.07% 0.12% 0.47% 0.52% 0.52% 0.48% 0.52% 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 1 2 Allowance for Credit Losses Classified and Criticized Assets ACL ACL Ratio ACL Ratio to Classified Criticized Excluding PPP Total Loans $85,411 $91,250 3% 3% 3% 3% 3% $33,505 $33,605 $35,154 1.61% 1.76% 12% 0.69% 0.67% 0.68% 11% 10% 1.61% 1.58% 9% 9% 0.69% 0.67% 0.68% 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 SECOND QUARTER 2020 EARNINGS PRESENTATION 1Adoption of CECL on January 1, 2020 resulted in an increase of $21.2 million, from 0.80% to 1.08% 2As a percentage of total risk-based capital 21

Conservative Liquidity Position Total liquidity resources of $3.7 billion at June 30, $3,681 2020: • Cash and cash equivalents of $524 million $3,372 • Unsecured lines of credit of $135 million $3,141 • Lines of credit under lendable collateral value of $1.4 billion $1,646 • $882 million debt securities and $764 million $1,681 loans available as collateral for potential borrowings $1,680 • Availability under PPP Liquidity Funding Available Collateral Lines Available Program up to all PPP loans outstanding. Unsecured Lines Cash & Cash Equivalents ($ in millions) Outstanding at June 30, 2020: $1,376 • $572 million Brokered CDs with an average rate of 1.05%, $339 million of which mature in $1,216 2020 $1,171 • $135 million FHLB advances with an average $135 rate of 0.67%, $80 million of which mature in $160 $524 2020 $130 $315 $160 2Q'19 1Q'20 2Q'20 SECOND QUARTER 2020 EARNINGS PRESENTATION 22

Strong Capital Tangible Book Value / Book Value Per Share Tangible Common Equity / Tangible Assets Tangible Book Value Per Share Book Value Per Share $19.45 11.1% 11.1% $18.70 $19.13 $18.82 10.7% 10.7% $18.08 10.2% $15.11 $14.30 $14.76 $14.42 $13.65 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 Return on Tangible Common Equity Total Risk Based and Tier 1 Capital 1 GAAP - ROTCE Adjusted - ROTCE Total Risk Based Capital Tier 1 Ratio 17.6% 16.5% 16.4% 15.2% 15.3% 15.0% 15.5% 15.7% 15.5% 14.3% 14.7% 14.2% 15.2% 14.6% 14.9% 15.0% 13.5% 13.1% 10.0%2 8.0%2 2.9% 1.0% 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 SECOND QUARTER 2020 EARNINGS PRESENTATION 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP 23 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level

Steady Increase in Shareholder Value $15.11 $14.76 $14.30 $14.42 $13.65 $12.98 $12.33 $12.01 $11.67 $11.39 $11.15 $10.95 $10.55 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 • Compounded annual growth rate of 12% in tangible book value per share in the last three years. • The decline in tangible book value per share during the first quarter of 2020 was primarily attributed to the Day-1 impact of the adoption of CECL. Tangible book value per share was also modestly impacted by the acquisition of FBPB. SECOND QUARTER 2020 EARNINGS PRESENTATION 24

Contact Details: Seacoast Banking Corporation of Florida Tracey L. Dexter Executive Vice President Chief Financial Officer (772) 403-0461 INVESTOR RELATIONS NASDAQ: SBCF SECOND QUARTER 2020 EARNINGS PRESENTATION 25

Appendix SECOND QUARTER 2020 EARNINGS PRESENTATION 26

Loan Production and Pipeline Trend

(Amounts in thousands)	Quarterly Trend 2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	Six Months Ended 2Q'20	Six Months Ended 2Q'19
Commercial pipeline at period end	$ 117,042	$ 171,125	$ 277,788	$ 396,422	$ 300,207	$ 117,042	$ 300,207
Commercial loan originations[1]	106,857	183,330	304,343	325,406	238,057	290,187	424,060
Residential pipeline-saleable at period end	94,666	75,226	18,995	35,136	46,723	94,666	46,723
Residential loans-sold	122,459	62,865	61,821	80,758	61,391	185,324	93,949
Residential pipeline-portfolio at period end	13,199	11,779	19,107	43,378	3,756	13,199	3,756
Residential loans-retained[2]	23,539	25,776	163,260	22,365	51,755	49,315	101,400
Consumer pipeline at period end	30,647	29,123	23,311	29,635	26,911	30,647	26,911
Consumer originations	57,956	51,516	57,659	59,933	55,380	109,472	96,956
PPP originations	590,718	—	—	—	—	590,718	—
Total Pipelines at Period End	**$ 255,554**	**$ 287,253**	**$ 339,201**	**$ 504,571**	**$ 377,597**	**$ 255,554**	**$ 377,597**
Total Originations	**$ 901,529**	**$ 323,487**	**$ 587,083**	**$ 488,462**	**$ 406,583**	**$ 1,225,016**	**$ 716,365**

[1]Includes commercial real estate loans purchased of $52 million in 3Q'19 and $20 million in 2Q'19

[2]Includes residential mortgages purchased of $99 million in 4Q'19, $6 million in 3Q'19 and $30 million in 2Q'19

Seacoast BANKING CORPORATION OF FLORIDA SECOND QUARTER 2020 EARNINGS PRESENTATION 27

Loan Portfolio at June 30, 2020 (Excluding PPP) Balances on Payment Allowance for Purchase ($ in thousands) Outstandings Deferral % of Category Credit Losses % of Category Discount % of Category Acquisition, Development & Construction $ 298,835 $ 14,488 5% $ 7,283 2.44% $ 639 0.21 % Owner Occupied Commercial Real Estate 1,076,650 320,406 30 5,290 0.49 5,515 0.51 Commercial Real Estate 1,392,787 445,311 32 36,349 2.61 16,860 1.21 Residential Real Estate 1,468,171 148,035 10 20,427 1.39 3,400 0.23 Commercial & Financial 757,232 130,877 17 18,445 2.44 2,437 0.32 Consumer 201,927 17,926 9 3,456 1.71 147 0.07 Total $ 5,195,602 $ 1,077,043 21% $ 91,250 1.76% $ 28,998 0.56 % SECOND QUARTER 2020 EARNINGS PRESENTATION 28

Explanation of Certain Unaudited Non-GAAP Financial Measures This presentation contains financial information determined by These measures are also useful in understanding performance trends methods other than Generally Accepted Accounting Principles and facilitate comparisons with the performance of other financial (“GAAP”). The financial highlights provide reconciliations between institutions. The limitations associated with operating measures are GAAP and adjusted financial measures including net income, the risk that persons might disagree as to the appropriateness of noninterest income, noninterest expense, tax adjustments and other items comprising these measures and that different companies financial ratios. Management uses these non-GAAP financial might define or calculate these measures differently. The Company measures in its analysis of the Company’s performance and believes provides reconciliations between GAAP and these non-GAAP these presentations provide useful supplemental information, and a measures. These disclosures should not be considered an alternative clearer understanding of the Company’s performance. The Company to GAAP. believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. SECOND QUARTER 2020 EARNINGS PRESENTATION 29

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	Six Months Ended 2Q'20	2Q'19
Net Income	**$ 25,080**	**$ 709**	**$ 27,176**	**$ 25,605**	**$ 23,253**	**$ 25,789**	**$ 45,958**
Total noninterest income	15,006	14,688	16,376	13,943	13,577	29,694	26,413
Securities (gains)/losses, net	(1,230)	(19)	(2,539)	847	466	(1,249)	475
BOLI benefits on death (included in other income)	—	—	—	(956)	—	—	—
Total Adjustments to Noninterest Income	(1,230)	(19)	(2,539)	(109)	466	(1,249)	475
Total Adjusted Noninterest Income	**13,776**	**14,669**	**13,837**	**13,834**	**14,043**	**28,445**	**26,888**
Total noninterest expense	42,399	47,798	38,057	38,583	41,000	90,197	84,099
Merger related charges	(240)	(4,553)	(634)	—	—	(4,793)	(335)
Amortization of intangibles	(1,483)	(1,456)	(1,456)	(1,456)	(1,456)	(2,939)	(2,914)
Business continuity expenses	—	(307)	—	(95)	—	(307)	—
Branch reductions and other expense initiatives	—	—	—	(121)	(1,517)	—	(1,725)
Total Adjustments to Noninterest Expense	(1,723)	(6,316)	(2,090)	(1,672)	(2,973)	(8,039)	(4,974)
Total Adjusted Noninterest Expense	**40,676**	**41,482**	**35,967**	**36,911**	**38,027**	**82,158**	**79,125**
Income Taxes	7,188	(155)	8,103	8,452	6,909	7,033	13,318
Tax effect of adjustments	121	1,544	(110)	572	874	1,665	1,384
Effect of change in corporate tax rate on deferred tax assets	—	—	—	(1,135)	—	—	—
Total Adjustments to Income Taxes	121	1,544	(110)	(563)	874	1,665	1,384
Adjusted Income Taxes	7,309	1,389	7,993	7,889	7,783	8,698	14,702
Adjusted Net Income	**$ 25,452**	**$ 5,462**	**$ 26,837**	**$ 27,731**	**$ 25,818**	**$ 30,914**	**$ 50,023**
Earnings per diluted share, as reported	$ 0.47	$ 0.01	$ 0.52	$ 0.49	$ 0.45	$ 0.49	$ 0.88
Adjusted Earnings per Diluted Share	**0.48**	**0.10**	**0.52**	**0.53**	**0.50**	**0.59**	**0.96**
Average shares outstanding	53,308	52,284	52,081	51,935	51,952	52,807	51,998

Seacoast BANKING CORPORATION OF FLORIDA
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30

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	Six Months Ended 2Q'20	2Q'19
Adjusted Noninterest Expense	$ 40,676	$ 41,482	$ 35,967	$ 36,911	$ 38,027	$ 82,158	$ 79,125
Foreclosed property expense and net gain/(loss) on sale	(245)	315	(3)	(262)	174	70	214
Net Adjusted Noninterest Expense	**$ 40,431**	**$ 41,797**	**$ 35,964**	**$ 36,649**	**$ 38,201**	**$ 82,228**	**$ 79,339**
Revenue	$ 82,278	$ 77,865	$ 78,136	$ 74,891	$ 73,713	$ 160,143	$ 147,323
Total Adjustments to Revenue	(1,230)	(19)	(2,539)	(109)	466	(1,249)	475
Impact of FTE adjustment	116	114	86	79	83	230	170
Adjusted Revenue on a Fully Taxable Equivalent Basis	**$ 81,163**	**$ 77,961**	**$ 75,684**	**$ 74,861**	**$ 74,262**	**$ 159,124**	**$ 147,968**
Adjusted Efficiency Ratio	**49.81 %**	**53.61 %**	**47.52 %**	**48.96 %**	**51.44 %**	**51.68 %**	**53.62 %**
Net Interest Income	$ 67,272	$ 63,177	$ 61,760	$ 60,948	$ 60,136	$ 130,449	$ 120,910
Impact of FTE adjustment	116	114	86	79	83	230	170
Net Interest Income including FTE adjustment	**$ 67,388**	**$ 63,291**	**$ 61,846**	**$ 61,027**	**$ 60,219**	**$ 130,679**	**$ 121,080**
Total noninterest income	15,006	14,688	16,376	13,943	13,577	29,694	26,413
Total noninterest expense	42,399	47,798	38,057	38,583	41,000	90,197	84,099
Pre-Tax Pre-Provision Earnings	**$ 39,995**	**$ 30,181**	**$ 40,165**	**$ 36,387**	**$ 32,796**	**$ 70,176**	**$ 63,394**
Total Adjustments to Noninterest Income	(1,230)	(19)	(2,539)	(109)	466	(1,249)	475
Total Adjustments to Noninterest Expense	(1,723)	(6,316)	(2,090)	(1,672)	(2,973)	(8,039)	(4,974)
Adjusted Pre-Tax Pre-Provision Earnings	**$ 40,488**	**$ 36,478**	**$ 39,716**	**$ 37,950**	**$ 36,235**	**$ 76,966**	**$ 68,843**
Average Assets	$ 7,913,002	$ 7,055,543	$ 6,996,214	$ 6,820,576	$ 6,734,994	$ 7,484,272	$ 6,752,886
Less average goodwill and intangible assets	(230,871)	(226,712)	(226,060)	(227,389)	(228,706)	(228,791)	(229,382)
Average Tangible Assets	**$ 7,682,131**	**$ 6,828,831**	**$ 6,770,154**	**$ 6,593,187**	**$ 6,506,288**	**$ 7,255,481**	**$ 6,523,504**
Return on Average Assets (ROA)	1.27 %	0.04 %	1.54 %	1.49 %	1.38 %	0.69 %	1.37 %
Impact of removing average intangible assets and related amortization	0.10	0.07	0.12	0.12	0.12	0.09	0.12
Return on Average Tangible Assets (ROTA)	1.37	0.11	1.66	1.61	1.50	0.78	1.49
Impact of other adjustments for Adjusted Net Income	(0.04)	0.21	(0.09)	0.06	0.09	0.08	0.06
Adjusted Return on Average Tangible Assets	**1.33**	**0.32**	**1.57**	**1.67**	**1.59**	**0.86**	**1.55**

Seacoast BANKING CORPORATION OF FLORIDA
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31

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	Six Months Ended 2Q'20	2Q'19
Average Shareholders' Equity	$ 1,013,095	$ 993,993	$ 976,200	$ 946,670	$ 911,479	$ 1,003,544	$ 895,610
Less average goodwill and intangible assets	(230,871)	(226,712)	(226,060)	(227,389)	(228,706)	(228,791)	(229,382)
Average Tangible Equity	**$ 782,224**	**$ 767,281**	**$ 750,140**	**$ 719,281**	**$ 682,773**	**$ 774,753**	**$ 666,228**
Return on Average Shareholders' Equity	9.96 %	0.29 %	11.04 %	10.73 %	10.23 %	5.17 %	10.35 %
Impact of removing average intangible assets and related amortization	3.51	0.66	3.91	4.00	4.07	2.10	4.22
Return on Average Tangible Common Equity (ROTCE)	13.47	0.95	14.95	14.73	14.30	7.27	14.57
Impact of other adjustments for Adjusted Net Income	(0.38)	1.91	(0.76)	0.57	0.87	0.75	0.57
Adjusted Return on Average Tangible Common Equity	**13.09**	**2.86**	**14.19**	**15.30**	**15.17**	**8.02**	**15.14**
Loan interest income excluding PPP and accretion on acquired loans	$ 56,873	$ 59,237	$ 59,515	$ 59,279	$ 58,169	$ 116,110	$ 116,566
Accretion on acquired loans	2,988	4,287	3,407	3,859	4,166	7,275	8,104
Interest and fees on PPP loans	5,068	—	—	—	—	5,068	—
Loan Interest Income[1]	**$ 64,929**	**$ 63,524**	**$ 62,922**	**$ 63,138**	**$ 62,335**	**$ 128,453**	**$ 124,670**
Yield on loans excluding PPP and accretion on acquired loans	4.31 %	4.57 %	4.63 %	4.76 %	4.82 %	4.44 %	4.86 %
Impact of accretion on acquired loans	0.21	0.33	0.26	0.30	0.34	0.27	0.33
Impact of PPP Loans	0.04	—	—	—	—	0.01	—
Yield on Loans[1]	**4.56**	**4.90**	**4.89**	**5.06**	**5.16**	**4.72**	**5.19**
Net interest income excluding PPP and accretion on acquired loans	$ 59,332	$ 59,004	$ 58,439	$ 57,168	$ 56,053	$ 118,336	$ 112,976
Accretion on acquired loans	2,988	4,287	3,407	3,859	4,166	7,275	8,104
Interest and fees on PPP loans	5,068	—	—	—	—	5,068	—
Net Interest Income[1]	**$ 67,388**	**$ 63,291**	**$ 61,846**	**$ 61,027**	**$ 60,219**	**$ 130,679**	**$ 121,080**

[1] *On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

Seacoast BANKING CORPORATION OF FLORIDA
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GAAP to Non-GAAP Reconciliation

90 +YEARS

(Amounts in thousands except per share data)	Quarterly Trend 2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	Six Months Ended 2Q'20	2Q'19
Net interest margin excluding PPP and accretion on acquired loans	3.46 %	3.66 %	3.63 %	3.64 %	3.67 %	3.56 %	3.71 %
Impact of accretion on acquired loans	0.16	0.27	0.21	0.25	0.27	0.21	0.27
Impact of PPP loans	0.08	—	—	—	—	0.04	—
Net Interest Margin[1]	**3.70**	**3.93**	**3.84**	**3.89**	**3.94**	**3.81**	**3.98**
Security interest income excluding tax equivalent adjustment	$ 7,694	$ 8,818	$ 8,630	$ 8,933	$ 9,076	$ 16,512	$ 18,346
Tax equivalent adjustment on securities	31	30	32	33	36	61	75
Security Interest Income[1]	**$ 7,725**	**$ 8,848**	**$ 8,662**	**$ 8,966**	**$ 9,112**	**$ 16,573**	**$ 18,421**
Loan interest income excluding tax equivalent adjustment	$ 64,844	$ 63,440	$ 62,868	$ 63,092	$ 62,288	$ 128,284	$ 124,575
Tax equivalent adjustment on loans	85	84	54	46	47	169	95
Loan Interest Income[1]	**$ 64,929**	**$ 63,524**	**$ 62,922**	**$ 63,138**	**$ 62,335**	**$ 128,453**	**$ 124,670**
Net interest income excluding tax equivalent adjustments	$ 67,272	$ 63,177	$ 61,760	$ 60,948	$ 60,136	$ 130,449	$ 120,910
Tax equivalent adjustment on securities	31	30	32	33	36	61	75
Tax equivalent adjustment on loans	85	84	54	46	47	169	95
Net Interest Income[1]	**$ 67,388**	**$ 63,291**	**$ 61,846**	**$ 61,027**	**$ 60,219**	**$ 130,679**	**$ 121,080**

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

Seacoast BANKING CORPORATION OF FLORIDA
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33

GAAP to Non-GAAP Reconciliation $240 $1,483 $(121) $(1,230) $25,452 $25,080 ($ in thousands) Net Income Amortization Merger Tax Effect Securities Adjusted of Intangibles Related of Adjustments Gains, Net Net Income Charges SECOND QUARTER 2020 EARNINGS PRESENTATION 34